Exhibit 99.2

TARP SUBSEQUENT FISCAL YEAR CERTIFICATION

I, Ronald L. Farnsworth, certify, based on my knowledge, that:

(i)	The compensation committee of Umpqua Holdings Corporation has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period, senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Umpqua Holdings Corporation.

(ii)	The compensation committee of Umpqua Holdings Corporation has identified and limited during any part of the most recently completed fiscal year that was a TARP period the features in the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Umpqua Holdings Corporation and has identified any features in the employee compensation plans that pose risks to Umpqua Holdings Corporation and has limited those features to ensure that Umpqua Holdings Corporation is not unnecessarily exposed to risks.

(iii)	The compensation committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Umpqua Holdings Corporation to enhance the compensation of any employee, and has limited any such features.

(iv)	The compensation committee of Umpqua Holdings Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above.

(v)	The compensation committee of Umpqua Holdings Corporation will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in
(A)	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Umpqua Holdings Corporation;
(B)	Employee compensation plans that unnecessarily expose Umpqua Holdings Corporation to risks; and
(C)	Employee compensation plans that could encourage the manipulation of reported earnings of Umpqua Holdings Corporation to enhance the compensation of an employee.

(vi)	Umpqua Holdings Corporation has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

(vii)	Umpqua Holdings Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently competed fiscal year that was a TARP period.

(viii)	Umpqua Holdings Corporation has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period.

(ix)	Umpqua Holdings Corporation and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved.

(x)	Umpqua Holdings Corporation will permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period.

(xi)	Umpqua Holdings Corporation will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii).

(xii)	Umpqua Holdings Corporation will disclose whether Umpqua Holdings Corporation, the board of directors of Umpqua Holdings Corporation, or the compensation committee of Umpqua Holdings Corporation has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period.

(xiii)	Umpqua Holdings Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period.

(xiv)	Umpqua Holdings Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Umpqua Holdings Corporation and Treasury, including any amendments.

(xv)	Umpqua Holdings Corporation has not submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year because Umpqua Holdings Corporation has fully satisfied and discharged its obligations under the TARP program and is no longer subject to the regulations and guidance under section 111 of EESA.

(xvi)	I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both.

/S/ RONALD L. FARNSWORTH	Date: February 17, 2011
Ronald L. Farnsworth, EVP/CFO